UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
April 29, 2016
 Date of Report (date of earliest event reported)
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OpGen, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)
(240) 813-1260
(Registrant’s telephone number, including area code)
Not Applicable
 (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   —   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2016, the Board of Directors of, OpGen, Inc. (the “Company”) elected Harry J. D’Andrea as a member of its Board of Directors.  The Board also confirmed that Mr. D’Andrea is an independent director.  His term as a director began on April 29, 2016.
Mr. D’Andrea is managing general partner of Valhalla Partners, a venture capital firm, a position he has held since January 2012.  He previously served as administrative general partner of Valhalla Partners since June 2002, and was a co-founder of Valhalla Partners in 2002.  From June 1999 to February 2002, Mr. D’Andrea was Chief Financial Officer of Advanced Switching Communications, Inc., a Nasdaq-listed company that completed its IPO in October 2000.  Prior thereto from 1989 to 1999 he held senior financial positions with a number of privately held and public companies.  Mr. D’Andrea is currently a director of four privately held companies and has served on the boards of two publicly traded companies in the past.  He received his B.A. in Foreign Service from The Pennsylvania State University in 1978 and his MBA from Drexel University in 1980.
Because of his financial and management background and experience, Mr. D’Andrea was appointed to serve on the Board’s Audit Committee.
Mr. D’Andrea will receive the cash and stock-based compensation for his Board and Audit Committee service as paid by the Company to its non-employee directors, as disclosed in its filings with the SEC.  The Company also entered into an indemnification agreement with Mr. D’Andrea in the form previously approved by the Board.
Item 9.01  —    Financial Statements and Exhibits.
Exhibit No.	Description
10.1
Form of OpGen, Inc. Indemnification Agreement for Directors and Executive Officers (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on March 3, 2015).

10.2
OpGen, Inc. Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1, Amendment No. 2, filed with the SEC on April 6, 2015).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpGen, Inc.

Date: May 3, 2016	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer